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                                  EXHIBIT 11.1


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   FOR THE YEARS ENDED MARCH 31, 1996 AND 1997

                                                                  1996             1997
                                                            ----------------- ----------------
Net loss                                                        ($3,228,489)     ($2,765,470)
Accretion of redemption value on preferred stock                   (722,003)      (1,563,712)
                                                            ----------------- ----------------

Net loss applicable to common stockholders                      ($3,950,492)     ($4,329,182)
                                                            ================= ================

Net loss per common share                                            ($1.45)          ($1.54)
                                                            ================= ================

Weighted average common shares outstanding                         2,726,118        2,812,083
                                                            ================= ================


         Primary and fully diluted net loss per share do not differ.





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